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                                                                   Exhibit 10(i)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 17/Amendment No. 28 to the Registration Statement No. 033-85442/811-8828 of New England Variable Annuity Separate Account on Form N-4 of our report dated April 16, 2004, relating to New England Variable Annuity Separate Account, and our report dated April 8, 2004, relating to New England Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for goodwill and other intangible assets to conform to the Statement of Financial Accounting Standards No. 142), both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Services Relating to the Variable Account and the Contracts" and "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP



Tampa, Florida
April 26, 2004